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Exhibit 99


FOR IMMEDIATE RELEASE


                   SA TELECOMMUNICATIONS SELLS
             STRATEGIC ABSTRACT & TITLE CORPORATION


PLANO, TEXAS, March 1, 1996 - SA Telecommunications, Inc.
(NASDAQ - STEL), today announced it has completed the sale of stock of its wholly-owned subsidiary, Strategic Abstract & Title
Corporation (SATC), to Permian Basis Title Services, Inc.

SATC owns a proprietary information database offering on-line title abstracting and title insurance and reporting services. The company operates from two plants in Midland County and Ector
County, Texas.

Commenting on the sale, Jack W. Matz, Chairman and Chief Executive Officer of SA Telecommunications stated that: "The sale of SATC is in line with our Company's strategy of focusing on its primary business of providing telecommunications services."

Based in Plano, Texas, SA Telecommunications is a global telecommunications interexchange carrier providing domestic and international telecommunications services to its customer base from over 20 offices across the Southwestern United States.

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For more information:

Jack W. Matz, Jr. - Chief Executive Officer
SA Telecommunications, Inc.
Tel:  214-516-0662
Fax:  214-881-0656